UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2021 (February 5, 2021)

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1 E. Sheridan Ave, Suite 500 Oklahoma City, Oklahoma	73104
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 5, 2021, SandRidge Energy, Inc., a Delaware corporation (the “Company”), completed the previously announced sale of its North Park Basin oil and gas interests (the “Oil and Gas Interests”), located in the state of Colorado, to Gondola Resources, LLC, a Delaware limited liability company (“Purchaser”), pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), dated December 11, 2020, by the Company and Purchaser for a purchase price of $47 million in cash, subject to customary closing adjustments.

The sale of the Oil and Gas Interests closed for net proceeds of $39.7 million in cash, subject to customary post-closing adjustments.

The foregoing description of the disposition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to SandRidge’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2020, and the full text of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the sale of the Oil and Gas Interests is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: February 11, 2021	By:	/s/ Salah Gamoudi

Salah Gamoudi

Chief Financial Officer and Chief Accounting Officer